UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2017

CLS HOLDINGS USA, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-174705	45-1352286
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1435 Yarmouth Street
Boulder, Colorado	80304
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (888) 438-9132

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
          Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01          Entry into a Material Definitive Agreement.
On May 31, 2017, CLS Holdings USA, Inc. (“we,” “us,” “our,” or “Company”) entered into an Omnibus Loan Amendment Agreement (the “Loan Amendment”) with Jeffrey I. Binder, Frank Koretsky, Newcan Investment Partners LLC and CLS CO 2016, LLC (collectively, the “Insiders”).  Pursuant to the Loan Amendment, we agreed with the Insiders to amend certain terms of loans the Insiders made to us for working capital purposes, which loans were initially demand loans, and, except for recent loans made in 2017, were later memorialized as convertible loans (the “Insider Loans”), in exchange for the agreement of the Insiders to convert all Insider Loans where funds were advanced prior to January 1, 2017, which total $2,537,750, plus $166,490 of accrued interest thereon, into an aggregate of 10,816,960 shares of our common stock, and forego the issuance of warrants to purchase our common stock upon conversion.  We entered into the Loan Amendment in order to ease the debt burden on the Company and prevent it from defaulting on the Insider Loans.
Pursuant to the Loan Amendment, we made the following amendments to the Insider Loans: (a) we reduced the conversion price on the Insider Loans from between $0.75 and $1.07 per share of common stock to $0.25 per share of common stock, in those cases where the conversion price was greater than $0.25, which reduced conversion price exceeds the closing price of the common stock during the last three months; (b) we deleted the requirement to issue warrants to purchase the Company’s common stock upon conversion of the Insider Loans; (c) we amended one Insider Loan to permit conversion of only the portion of the Insider Loan related to services that were provided to us prior to January 1, 2017; and (d) we amended the terms of the Insider Loans where funds were advanced on or after January 1, 2017, which Insider Loans were not converted into our common stock, to provide for, where not already the case, a 10% interest rate per annum, a $0.25 conversion price per share of common stock, and the deletion of the requirement that we issue warrants to purchase our common stock upon conversion of such Insider Loans.
The Insiders comprise Jeffrey I. Binder and Frank Koretsky, who are officers and/or directors of the Company, and entities that are controlled by them.
Item 9.01          Financial Statements and Exhibits
 (d)          Exhibits.
Exhibit No.	Description of Exhibit

10.1	Omnibus Loan Amendment Agreement, dated May 31, 2017, by and among CLS Holdings USA, Inc., Jeffrey I. Binder, Frank Koretsky, Newcan Investment Partners LLC and CLS CO 2016 LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLS HOLDINGS USA, INC.

Date: May 31, 2017	By: /s/ Jeffrey I. Binder
Jeffrey I. Binder Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Omnibus Loan Amendment Agreement, dated May 31, 2017, by and among CLS Holdings USA, Inc., Jeffrey I. Binder, Frank Koretsky, Newcan Investment Partners LLC and CLS CO 2016 LLC